Numerex Corp. Contact:
Rick Flynt
770 615-1387

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1
Press Release

For Immediate Release

Numerex Reports Fourth Quarter and Full Year 2014 Financial Results

4th Quarter 2014 Highlights

•	Subscription and Support revenues up 27.6% to $17.5 million
•	Total Net Revenues up 12.1% to $24.9 million
•	Gross Margin on subscriptions and support revenues was 61.6%
•	GAAP income from continuing operations, net of income taxes was $0.6 million
•	Adjusted EBITDA of $3.5 million, reflecting a margin of 14.3%

ATLANTA, GA, March 11, 2015—Numerex Corp (NASDAQ:NMRX), a leading provider of on-demand and interactive machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT), today announced financial results for its fourth quarter and full year ended December 31, 2014.

“The fourth quarter marked a strong finish to the year driven by ongoing solid demand for the Company’s managed services in industrial IoT and key M2M market segments,” stated Stratton Nicolaides, CEO and chairman of Numerex. “We are pleased with the continued improvement in operating leverage primarily due to the growth of recurring revenue, as well as improved gross margins and cost controls.  The Company's results highlight the success of our strategy in focusing on the delivery of high-value IoT solutions-as-a-service to our customers.”

Full Year 2014 Highlights

•	Subscription and Support revenues up 25.9% to $65.0 million
•	Total Net Revenues up 20.6% to $93.9 million
•	Gross Margin on subscriptions and support revenues was 61.0% compared to 57.9%
•	GAAP income from continuing operations, net of income taxes was $2.2 million
•	Adjusted EBITDA increased 51.1% to $12.6 million, reflecting a margin of 13.4%

Mr. Nicolaides continued, “We have entered 2015 with strong momentum and are well positioned to continue growing our recurring revenue and improve operating leverage.  For the full year 2015, we expect Subscription and Support revenues, as well as Total Net Revenues, to grow between 18% and 24%. In addition, we expect Adjusted EBITDA to grow 30% to 40% over the $12.6 million reported in 2014.”

Financial Metrics

	Three Months Ended		Year Ended
	December 31,		December 31,
Non-GAAP Measures*	2014	2013	2014	2013

Adjusted EBITDA ($ in millions)	$3.5	$2.9	$12.6	$8.4
Adjusted EBITDA as a percent of total revenue	14.3%	12.9%	13.4%	10.7%
Adjusted EBITDA per diluted share	$0.18	$0.15	$0.66	$0.44
______________
* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items and a reconciliation to the most comparable GAAP measure.

GAAP Measures

Subscription and support revenues ($ in millions)	$17.5	$13.7	$65.0	$51.6
Gross margin -- subscription and support revenues	61.6%	61.9%	61.0%	57.9%
Income from continuing operations, net of income
taxes ($ in millions)	$0.6	$1.0	$2.2	$2.0
Diluted EPS from continuing operations	$0.03	$0.05	$0.12	$0.10

Additional Q4 Financial Information and Year-over-Year Comparisons to Q4 of 2013

Total GAAP operating expenses were $10.5 million compared to $8.7 million:

•
Sales and marketing expenses were $2.8 million compared to $2.6 million. The increase was due to our acquisition of Omnilink and the addition of sales and marketing personnel to drive and support growth.

•	General and administrative expenses were $3.9 million as compared to $3.5 million. The increase was primarily personnel related.
•	Engineering and development costs increased to $2.2 million from $1.3 million due to our acquisition of Omnilink and new product and project initiatives.
•	Operating expenses include depreciation and amortization charges of $1.6 million compared to $1.3 million.

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to 4:30 p.m. Eastern Time start time. A live webcast of the call will also be available at www.numerex.com under the Investor Relations section. The audio replay will be posted two hours after the end of the call on the Company’s website or by dialing (855) 859-2056 or (404)537-3406 if outside the US and Canada and entering the conference ID 98321815. The replay will be available for the next 10 days.

About Numerex
Numerex Corp. (NASDAQ:NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT). The Company’s solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated M2M horizontal platforms, which are generally sold on a subscription basis. The Company offers Numerex DNA® solutions including smart Devices, Network connectivity and services, and software Applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers.  The Company also provides pre-engineered, pre-configured solutions designed to accelerate deployment and business services to enable the development of efficient, reliable, and secure solutions. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the risks and uncertainties related to our ability to successfully integrate the operations, products and employees of Omnilink; the effect of the merger on relationships with customers, vendors and lenders; our inability to capture greater recurring subscription revenues; our ability to efficiently utilize cloud computing to expand our services; the risks that a substantial portion of revenues derived from contracts may be terminated at any time; the risks that our strategic suppliers and/ or wireless network operators materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets and the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes.

© 2015 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

-continued-

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Change		Year Ended		Change
	December 31,		Q4'14 v Q4'13		December 31,		2014 v 2013
	2014	2013	$	%	2014	2013	$	%
Net revenues
Subscription and support revenues	$17,490	$13,709	$3,781	27.6%	$65,020	$51,640	$13,380	25.9%
Embedded devices and hardware	7,365	8,464	(1,099)	-13.0%	28,849	26,192	2,657	10.1%
Total net revenues	24,855	22,173	2,682	12.1%	93,869	77,832	16,037	20.6%
Cost of sales, exclusive of a portion of
depreciation and amortization shown below:
Subscription and support revenues	6,724	5,222	1,502	28.8%	25,371	21,754	3,617	16.6%
Embedded devices and hardware	6,716	7,363	(647)	-8.8%	25,234	23,938	1,296	5.4%
Gross profit	11,415	9,588	1,827	19.1%	43,264	32,140	11,124	34.6%
Gross margin	45.9%	43.2%			46.1%	41.3%
Operating expenses:
Sales and marketing	2,809	2,637	172	6.5%	11,876	9,544	2,332	24.4%
General and administrative	3,856	3,455	401	11.6%	15,063	13,281	1,782	13.4%
Engineering and development	2,215	1,288	927	72.0%	8,009	4,915	3,094	63.0%
Depreciation and amortization	1,632	1,334	298	22.3%	6,201	4,819	1,382	28.7%
Operating income (loss)	903	874	29	-3.3%	2,115	(419)	2,534	604.8%
Interest expense	234	40	194	485.0%	798	304	494	162.5%
Other income, net	(68)	(301)	233	-77.4%	(1,338)	(319)	(1,019)	319.4%
Income (loss) from continuing
operations before income taxes	737	1,135	(398)	35.1%	2,655	(404)	3,059	757.2%
Income tax expense (benefit)	136	185	(49)	-26.5%	419	(2,369)	2,788	-117.7%
Income from continuing
operations, net of income taxes	601	950	(349)	-36.7%	2,236	1,965	271	13.8%
Income (loss) from discontinued
operations, net of income taxes	-	61	(61)	100.0%	(492)	(1,380)	888	64.3%
Net income	$601	$1,011	$(410)	-40.6%	$1,744	$585	$1,159	198.1%

Basic earnings per share:
Income from continuing operations	$0.03	$0.05			$0.12	$0.11
Income (loss) from
discontinued operations	0.00	0.00			(0.03)	(0.08)
Net income	$0.03	$0.05			$0.09	$0.03

Diluted earnings per share:
Income from continuing operations	$0.03	$0.05			$0.12	$0.10
Income (loss) from
discontinued operations	0.00	0.00			(0.03)	(0.07)
Net income	$0.03	$0.05			$0.09	$0.03

Weighted average shares outstanding
used in computing earnings per share:
Basic	18,987	18,778			18,922	18,413
Diluted	19,336	19,276			19,268	18,950

NUMEREX CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,270	$25,603
Accounts receivable, less allowance for doubtful accounts of $1,106 and $674	12,287	9,385
Financing receivables, current	1,595	1,223
Inventory, net of reserve for obsolescence of $1,397 and $1,110	8,410	8,315
Prepaid expenses and other current assets	2,329	1,833
Deferred tax assets, current	3,161	2,742
Assets of discontinued operations	-	840
TOTAL CURRENT ASSETS	45,052	49,941

Financing receivables, less current portion	2,984	3,029
Property and equipment, net of accumulated depreciation and amortization
of $3,815 and $1,879	4,889	3,125
Software, net of accumulated amortization of $6,409 and $3,706	6,106	6,381
Other intangibles, net of accumulated amortization of $15,139 and $13,189	19,163	5,617
Goodwill	44,548	26,941
Deferred tax assets, less current portion	5,616	3,958
Other assets	2,585	2,298
TOTAL ASSETS	$130,943	$101,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$12,257	$9,953
Accrued expenses and other current liabilities	2,471	2,004
Deferred revenues	2,258	1,894
Current portion of long-term debt	4,251	633
Obligations under capital leases	148	306
Liabilities of discontinued operations	-	207
TOTAL CURRENT LIABILITIES	21,385	14,997

Long-term debt, less current portion	19,350	475
Obligations under capital lease, less current portion	-	148
Other liabilities	1,346	1,693
TOTAL LIABILITIES	42,081	17,313

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 3,000; none issued	-	-
Class A common stock, no par value; 30,000 authorized;
20,284 and 20,069 issued; 18,992 and 18,828 outstanding	-	-
Class B common stock, no par value; authorized 5,000; none issued	-	-
Additional paid-in capital	99,056	95,777
Treasury stock, at cost, 1,292 and 1,241 shares	(5,352)	(5,238)
Accumulated other comprehensive loss	(48)	(24)
Accumulated deficit	(4,794)	(6,538)
TOTAL SHAREHOLDERS' EQUITY	88,862	83,977
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$130,943	$101,290

NUMEREX CORP AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

Earnings before interest, taxes, depreciation and amortization expenses (EBITDA) and Adjusted EBITDA, which are presented below, are non-GAAP measures and do not purport to be alternatives to operating income as a measure of operating performance. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.

We believe that
•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
Investors commonly adjust EBITDA information to eliminate the effect of equity-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:
•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

Adjusted EBITDA is calculated by excluding the effect of equity-based compensation and non-operational items from the calculation of EBITDA. Management believes that this measure provides additional relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

We believe that excluding depreciation and amortization of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

We believe that excluding the effects of equity-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding equity-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of equity-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Equity-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing income from continuing operations, excluding the effect of equity-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA excludes certain transaction and other costs related to our 2014 acquisition which costs included legal expense, due diligence costs and broker fees among other expenses.

Adjusted EBITDA also excludes infrequent or unusual items, consisting of temporarily higher carrier fees, professional service fees incurred in response to and in remediation of internal control weaknesses, acquisition-related expenses, costs related to the realignment of our executive team, and asset write-downs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

NUMEREX CORP. AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS, NET OF INCOME
TAXES, TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
EBITDA and Adjusted EBITDA (non-GAAP)
Income from continuing operations, net of income taxes (GAAP)	$601	$950	$2,236	$1,965
Depreciation and amortization expense	1,843	1,404	6,812	5,119
Interest expense and other non-operating (income) expense, net	166	(261)	(540)	(15)
Income tax expense (benefit)	136	185	419	(2,369)
EBITDA (non-GAAP)	2,746	2,278	8,927	4,700
Equity-based compensation expense	732	573	2,565	1,879
Infrequent or unusual items	65	-	1,129	1,774
Adjusted EBITDA (non-GAAP)	$3,543	$2,851	$12,621	$8,353

Income from continuing operations, net of income
tax expense (benefit), per diluted share	$0.03	$0.05	$0.12	$0.10
EDITDA per diluted share (non-GAAP)	0.14	0.12	0.46	0.25
Adjusted EBITDA per diluted share (non-GAAP)	0.18	0.15	0.66	0.44

Weighted average shares outstanding in
computing diluted earnings per share	19,336	19,276	19,268	18,950

For the three months and full year periods ended December 31, 2014, infrequent or unusual items include merger related costs while the full year ended December 31, 2013 includes temporarily higher carrier fees, and acquisition-related expenses.

###